Exhibit 99.1

UNITED THERAPEUTICS CORPORATION
Updated Product Pipeline
September 27, 2016

Product	Mode of Delivery	Indication	Current Status STUDY NAME CAPS	Target FDA Approval Date	Our Territory	Target U.S. Patient Population Size
RemoSynch™ (Implantable System for Remodulin®)	Continuous intravenous via implantable pump	WHO Group 1 pulmonary arterial hypertension (PAH)	NDA to be resubmitted early 2017 following expected FDA complete response letter, following PMA resubmission (anticipated Oct 2016).	2017	United States, United Kingdom, Canada, France, Germany, Italy and Japan	6,000
RemUnity™ (treprostinil)	Continuous subcutaneous via pre-filled, semi-disposable pump	PAH	Pre-NDA	2018	Worldwide	6,000
Dinutiximab	Injection or infusion	Multiple GD2 expressing cancers	Phase II/III	2019-2023 for accel. approval and other reg. pathways	Worldwide	12,000
RemoPro™ (pain-free subcutaneous Remodulin® prodrug)	Continuous subcutaneous	PAH	Pre-clinical	2019	Worldwide	9,000
OreniPlus™ (Orenitram® in combination with approved background therapy)	Oral	PAH (decrease morbitity and mortality)	Phase IV FREEDOM-EV	2019	Worldwide	15,000
Ex-Vivo Lung Perfusion	Pre-transplant service providing extended preservation and assessment of donor lungs	End-stage lung disease	Phase II	2019	United States	8,000
Tysuberaprost™ (esuberaprost in combination with Tyvaso®)	Oral (esuberaprost) Inhaled (Tyvaso)	PAH (decrease morbidity and mortality)	Phase III BEAT	2019	North America, Europe, Mexico, South America, Egypt, India, South Africa and Australia	2019

Tyvaso-ILD™ (treprostinil)	Inhaled	Pulmonary hypertension associated with idiopathic pulmonary fibrosis (WHO Group 3)	Phase III INCREASE	2020	Worldwide	27,500
Aurora-GT™ (eNOS gene therapy)	Intravenous injection	PAH	Phase II/III SAPPHIRE	2020	United States	10,000
RemoLiv™ (treprostinil)	Continuous intravenous	Liver transplant tolerance	Phase III STARZL	2020	Worldwide	5,000
OreniLeft™ (treprostinil)	Oral	Pulmonary hypertension associated with left ventricular diastolic dysfunction (WHO Group 2)	Phase III SOUTHPAW	2021	Worldwide	50,000
Unexisome™ (exosome stem cell)	Infusion	Bronchopulmonary dysplasia	Pre-clinical	2022	Worldwide	12,000
OreniCell™ (treprostinil)	Oral	Reduce morbidity and mortality in patients with pulmonary hypertension associated with sickle cell disease (WHO Group 5)	Phase II/III IRONS	2022	Wordlwide	25,000
Manufactured Organs	Transplant	End-stage organ failure	Pre-Clinical	2023	Worldwide	> 30,000